Exhibit 99.77(q)(1)

ITEM 77Q1 – Exhibits

(e)(1) Amended and Restated Investment Management Agreement between Voya Investments, LLC and Voya Prime Rate Trust dated November 18, 2014, as amended and restated May 1, 2015 – Filed as an exhibit to the Registrant’s Registration Statement on Form N-2 on June 26, 2015 and incorporated herein by reference.